Exhibit 4.3
[FACE OF REGULATION S TEMPORARY GLOBAL SECURITY]
DOANE PET CARE COMPANY
10 5/8% SENIOR SUBORDINATED NOTE DUE 2015

CUSIP NO. U2540Q AB 8
No. TS-1
Principal Amount $75,000
          Doane Pet Care Company, a Delaware corporation, promises to pay to Cede & Co. or its registered assigns, the principal sum of SEVENTY FIVE THOUSAND dollars on November 15, 2015.
          Interest Payment Dates: May 15 and November 15 commencing May 15, 2006.
          Record Dates: May 1 and November 1.
          Additional provisions of this Note are set forth on the other side of this Note.
Dated: October 24, 2005

DOANE PET CARE COMPANY
By:
Name:
Title:

WILMINGTON TRUST COMPANY

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:

Authorized Signatory

[REVERSE OF REGULATION S TEMPORARY GLOBAL SECURITY]
DOANE PET CARE COMPANY
10 5/8% SENIOR SUBORDINATED NOTES DUE 2015
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
THIS SECURITY IS SUBORDINATED TO SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN), AND THE OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR UNDER THE SUBSIDIARY GUARANTEE CONTAINED IN THE INDENTURE ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS OF EACH SUCH SUBSIDIARY GUARANTOR.
          Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          (1) INTEREST. Doane Pet Care Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 10 5/8% per annum from October 24, 2005 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be May 15, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          (2) METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Securities will be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, and Additional Interest, if any, on, all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          (3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.
          (4) INDENTURE. The Company issued the Securities under an Indenture dated as of October 24, 2005 (the “Indenture”) among the Company, the Subsidiary Guarantors parties thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the “Trust Indenture Act”). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company and may be issued in an unlimited principal amount.
          (5) OPTIONAL REDEMPTION.
          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Securities prior to November 15, 2010. On and after November 15, 2010, the Company may at any time redeem all or, from time to time, part of the Securities, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on November 15 of the years set forth below:

Year	Percentage
2010	105.313%
2011	103.542%
2012	101.771%
2013 and thereafter	100.000%
          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, prior to November 15, 2010, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities (including the Additional Securities, if any) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.625% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Interest, if any, thereon, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that:
     (1) at least 65% of the aggregate principal amount of the Securities (including the Additional Securities, if any) remains outstanding after each such redemption; and
     (2) the redemption occurs within 90 days after the closing of such Equity Offering.
          (6) MANDATORY REDEMPTION.
          The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.
          (7) REPURCHASE AT OPTION OF HOLDER.
          (a) Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Securities as described in Paragraph 5, each Holder shall have the right to require the Company to repurchase (a “Change of Control Offer”) all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof (the “Change of Control Payment”) plus accrued and unpaid interest, if any, and Additional Interest, if any, to, but not

including, the date of purchase (the “Change of Control Payment Date”). Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company shall mail a notice to each Holder of record setting forth the procedures governing the Change of Control Offer as required by the Indenture.
          (b) No later than the 361st day after an Asset Disposition (or, at the Company’s option, such earlier date), if the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer to all Holders of Securities and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets pursuant to Section 4.6 of the Indenture
          (8) NOTICE OF REDEMPTION. The Company shall mail a notice of redemption by first-class mail at least 30 days but not more than 60 days before a date for redemption of Securities to each Holder whose Securities are to be redeemed at its registered address. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition or conditions, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date as stated in such notice, or by the redemption date as so delayed. Securities in denominations larger than $2,000 may be redeemed in part but only in an integral multiple of $1,000. On and after the redemption date, interest ceases to accrue on Securities or portions thereof called for redemption.
          (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar or co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Security selected for redemption in whole or in part pursuant to Article III of the Indenture, except for the unredeemed portion of any Definitive Security being redeemed in part or (B) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.
          (10) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.
          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, voting as a single class, and the Holders of a majority in principal amount of the outstanding

Securities, voting as a single class, by notice to the Trustee may waive an existing default or compliance with a provision of the Indenture or the Securities, subject to certain exceptions. Without notice to or the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture and the Securities or the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add additional Guarantees with respect to the Securities including any new Guarantees, to secure the Securities, to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act, to provide for the issuance of the Exchange Securities, to provide for the issuance of Additional Securities in accordance with the Indenture, to conform the text of the Indenture, the Subsidiary Guarantees or the Securities to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Securities, or to evidence and provide for the acceptance of an appointment of a successor Trustee.
          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) the Company defaults in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 days, (ii) a default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the Company or any Subsidiary Guarantor fails to comply with Section 5.1 of the Indenture, (iv) the Company fails to comply for 30 days after written notice with any of its obligations under Article IV of the Indenture (other than a failure to purchase Securities, which will constitute an Event of Default under clause (ii) above), (v) the Company fails to comply with any of its agreements in the Securities or the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000, and the default shall not have been cured or the acceleration rescinded within a 10-day period, except with respect to Disqualified Capital Stock pursuant to which the exclusive remedy of the holders thereof is additional seats on the board of directors of the Company or a Subsidiary, (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries set forth in Sections 6.1(7) and (8) of the Indenture, (viii) any judgment or decree for the payment of money in excess of $15,000,000, to the extent not covered by insurance, is rendered against the Company or a Significant Subsidiary and the judgment or decree shall remain undischarged or unstayed for a period of 60 days after it becomes final and non-appealable, or (ix) the failure of any Subsidiary Guarantee to be in full force and effect, except as contemplated by the terms thereof, or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under the Indenture or any Subsidiary Guarantee if such default continues for 10 days. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities will become due and payable without further action or notice.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any Default or Event of Default that occurs and is continuing (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Security) if the Trustee determines that withholding the notice is in the interests of Holders. The Holders of a majority in principal amount of the outstanding Securities, voting as a single class, by notice to the Trustee may waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, a Security or a Default or Event of Default in respect of a provision that under Section 9.2 of the Indenture cannot be amended without the consent of each Holder affected. The Company is required to deliver to the Trustee annually an Officer’s Certificate regarding the Company’s compliance with the Indenture, and the Company is required upon any Officer becoming aware of any Default or Event of Default, to deliver to the Trustee an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
          (13) SUBSIDIARY GUARANTEE. The obligations of the Company hereunder are jointly and severally guaranteed on a senior subordinated basis by the Subsidiary Guarantors.
          (14) SUBORDINATION. The Securities are unsecured obligations of the Company and junior and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Subsidiary Guarantee by a Subsidiary Guarantor is junior and subordinated to the prior payment in full in cash or Cash Equivalents of the Senior Indebtedness of such Subsidiary Guarantor to the same extent and in the same manner as the Securities are junior and subordinated to Senior Indebtedness of the Company. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.
          (15) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
          (16) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary or any Parent Entity, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
          (17) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
          (19) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SECURITIES AND RESTRICTED DEFINITIVE SECURITIES. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities will have all the rights set forth in the Registration Rights Agreement dated as of October 24, 2005, among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof.
          (20) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
Attention: Chief Financial Officer

ASSIGNMENT FORM
To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                      to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                         Your Signature:

(Sign exactly as your name appears on the face of this Security)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the appropriate box below:

☐ Section 4.6	☐ Section 4.8
          If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)
Tax Identification No.: ____________________________________________________
Signature Guarantee*: ____________________________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

PRINCIPAL
	AMOUNT OF	AMOUNT OF	AMOUNT OF THIS	SIGNATURE OF
	DECREASE IN	INCREASE IN	GLOBAL	AUTHORIZED
	PRINCIPAL	PRINCIPAL	SECURITY	OFFICER OR
	AMOUNT OF THIS	AMOUNT OF THIS	FOLLOWING	TRUSTEE OR
DATE OF	GLOBAL	GLOBAL	SUCH INCREASE	SECURITIES
EXCHANGE	SECURITY	SECURITY	OR DECREASE	CUSTODIAN

NOTATION OF GUARANTEE
          For value received, each of the undersigned Subsidiary Guarantors (which term includes any successor Persons under the Indenture) has, jointly and severally, with each other Subsidiary Guarantor, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 24, 2005 (the “Indenture”) among Doane Pet Care Company, (the “Company”), the Subsidiary Guarantors thereto and Wilmington Trust Company, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of each of the undersigned Subsidiary Guarantors to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Subsidiary Guarantee by a Subsidiary Guarantor is junior and subordinated in right of payment to all Senior Indebtedness of such Subsidiary Guarantor to the same extent that the Securities are junior and subordinated to Senior Indebtedness of the Company as set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the subordination of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be subject in right to payment upon any defeasance of this Security in accordance with the provisions of the Indenture.
Dated: October 24, 2005

DOANE MANAGEMENT CORP.
By:
Name:
Title:

DOANE/WINDY HILL JOINT VENTURE L.L.C.
By:
Name:
Title:

DPC INVESTMENT CORP.
By:
Name:
Title: